EXHIBIT 99.(T3)(B34)

ARTICLES OF CORRECTION
FOR
JAG VIII LLC

Pursuant to section 608.4115. F.S., this document is being submitted within the required 30 business days to correct the attached articles of organization.

FIRST:          The name of the limited liability company is JAG VIII LLC (the “Company”).

SECOND:     The articles of organization of the Company were defectively signed. The manner in which the document was defectively signed and the appropriate correction are as follows:

The articles of organization should have been signed by an authorized person and not a member.

Dated: December 1, 2008

John Evans Authorized Person

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Organization of JAG VIII LLC, a limited liability company organized under the laws of the state of Florida, filed on November 20, 2008, as shown by the records of this office.

The document number of this limited liability company is L08000107944.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twentieth day of November, 2008

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

ARTICLES OF ORGANIZATION OF JAG VIII LLC ARTICLE I - Name The name of the limited liability company is JAG VIII LLC (the “Company”). ARTICLE II - Address

The mailing address and street address of the principal office of the Company is 10 South New River Drive East, Suite 200, Fort Lauderdale, Florida 33301.

ARTICLE III - Management

The Company is to be managed by one or more managers and is therefore a manager-managed company.

ARTICLE TV- Registered Agent and Office

The street address of the Company’s initial registered office is 10 South New River Drive East, Suite 200, Fort Lauderdale, Florida 33301, and the name of its initial registered agent at such office is John Evans.

In accordance with Section 608.408(3) of the Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

Dated this 18th day of November, 2008.

Jetscape, Inc., Sole Member

By:
John Evans, President

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

The undersigned, having been named as Registered Agent for JAG VIII LLC to accept service of process for JAG VIII LLC at the place designated in these Articles of Organization, hereby accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and is familiar with and accepts the obligations of its position as registered agent as provided for in Florida Statutes Chapter 608.

Dated this 18th day of November, 2008.

John Evans, Registered Agent